               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                           May 2, 1997
        Date of Report (Date of earliest event reported)

                        RISER FOODS, INC.
     (Exact name of registrant as specified in its charter)

   Delaware                   1-9914              34-1570363
(State or other             (Commission          (IRS Employer
jurisdiction of                File              Identification
incorporation)                Number)                 No.)


5300 Richmond Road, Bedford Heights, Ohio            44146
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (216) 292-7000

ITEM 5:   OTHER EVENTS


     On May 2, 1997, Riser Foods, Inc., issued the following News
Release:


   Riser Announces Discussions Regarding Business Combination

     BEDFORD HEIGHTS, OHIO, May 2, 1997 -- Riser Foods, Inc. (AMEX:RSR) today announced that it is engaged in discussions with another grocery supermarket chain regarding a potential business combination. Riser stated that no agreement has been reached with respect to any transaction and there can be no assurance that any transaction will be consummated. If an agreement is reached, Riser will release further details at that time.

     Riser Foods operates 36 retail supermarkets in northeast Ohio under the Rini-Rego Stop-n-Shop banner. In addition, the Company's American Seaway Foods subsidiary is a full-line wholesale distributor of food, general merchandise and health and beauty care products. Through its Eagle Ice Cream division, Riser also manufactures high quality private-label ice cream and distributes frozen novelties.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      RISER FOODS, INC.
                                        (Registrant)



May 2, 1997                      By:/s/ Anthony C. Rego
                                     Anthony C. Rego
                                     Chairman of the Board and
                                     Chief Executive Officer




May 2, 1997                      By:/s/ Ronald W. Ocasek
                                     Ronald W. Ocasek
                                     Senior Vice President,
                                     Chief Financial Officer
                                     and Treasurer